Exhibit 99

October 13, 2022

Rocky Brands, Inc. Announces Leadership Promotion

NELSONVILLE, Ohio--(BUSINESS WIRE)-- Rocky Brands, Inc. (NASDAQ: RCKY) today announced that Chief Financial Officer Tom Robertson has been promoted to the newly- created position of Chief Operating Officer. As Chief Operating Officer, Robertson will be responsible for overseeing day-to-day business operations of the Company.

“Establishing the role of Chief Operating Officer is an important milestone for Rocky Brands as we take the next step forward in driving profitable growth through operational efficiency,” said Jason Brooks, Chairman of the Board and Chief Executive Officer. “Tom’s contributions since he joined our organization have played a key role in our many successes, and I know he is well-equipped to help us maximize our opportunities in his new role in the years ahead.”

Robertson, a Certified Public Accountant, has served as Executive Vice President, Chief Financial Officer and Treasurer since May 2018 and as Vice President, Chief Financial Officer and Treasurer from March 2017 to May 2018. He previously served as Senior Financial Analyst since joining the Company in October 2016.

“I am honored to have been chosen to take on this new role for the Company,” said Robertson. “I look forward to continuing to work closely with Jason and our talented operations teams as we position Rocky Brands to deliver enhanced profitability through operational improvement.”

A search for a new Chief Financial Officer will begin immediately. Robertson will continue to serve in the role of CFO until the Company identifies his replacement. The company also announced today that David Dixon, President, Manufacturing/Sourcing Operations, has stepped down from his role effective immediately.

“We very much appreciate David’s contributions to Rocky Brands,” added Brooks. “We wish David the best in the next phase of his career and are grateful for his partnership over the past 29 years.”

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021 (filed March 15, 2022) and quarterly reports on Form 10-Q for the periods ended March 31, 2022 (filed May 9, 2022) and June 30, 2022 (filed August 9, 2022). One or more of these factors have affected historical results, and could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward- looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, no person should regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200